UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 16, 2006

BORLAND SOFTWARE CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-10824	94-2895440
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

20450 Stevens Creek Blvd, Suite 800

Cupertino, California 95014

(Address of principal executive offices, including zip code)

(408) 863-2800

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since the last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 – Entry into a Material Definitive Agreement

(a)(1)	On September 7, 2006, Borland Software Corporation (the “Company”) and Gregory Wrenn entered into an employment offer letter and addendum (the “Addendum” and, together with the employment offer letter, the “Employment Agreement”) pursuant to which Mr. Wrenn will serve as the Company’s Senior Vice President and General Counsel. The term of Mr. Wrenn’s employment with the Company commenced on October 16, 2006. On October 19, 2006, the Company issued a press release announcing Mr. Wrenn’s appointment.

(a)(2)	Under the Employment Agreement, Mr. Wrenn will be paid an annual base salary of $280,000 and shall be entitled to participate in the Company’s benefit plans. Beginning January 1, 2007, he will also be eligible to receive a bonus under the Company’s Incentive Compensation Plan (“ICP”) based upon the achievement of certain corporate performance targets to be established by the Compensation Committee of the Board of Directors (the “Compensation Committee”). If the Company achieves its corporate performance targets for 2007, Mr. Wrenn will be eligible to receive a bonus equal to 50% of his annual base salary. Mr. Wrenn will also receive a signing bonus of $35,000 payable on the last pay period in February 2007.

Pursuant to the Employment Agreement, Mr. Wrenn will be granted 50,000 shares of restricted stock. The restricted stock shares will vest over two years, subject to Mr. Wrenn’s continued employment, with respect to 50% of the shares on October 16, 2007 and 1/8th of the shares vesting quarterly thereafter. In the event of a change in control of the Company, if Mr. Wrenn is terminated without cause in connection therewith within the period beginning 2 months before and ending 12 months following the consummation of a change in control, 100% of the unvested shares subject to such restricted stock award shall automatically vest. The Employment Agreement further provides that Mr. Wrenn will be granted option to purchase 125,000 shares of the Company’s common stock. Such options will vest over four years, subject to Mr. Wrenn’s continued employment, with respect to 25% of the shares on October 16, 2007 and 1/48th of the shares vesting each month thereafter. In the event of a change in control of the Company, if Mr. Wrenn is terminated without cause in connection therewith within the period beginning 2 months before and ending 12 months following the consummation of a change in control, 100% of the unvested shares subject to such option shall automatically vest. The Compensation Committee has approved the terms and conditions of the Employment Agreement and plans to formally approve the restricted stock and stock option grants at its next regular meeting in October. Subject to such formal approval of the Compensation Committee, the grant of both the restricted stock award and stock options shall have an effective grant date of October 31, 2006 and the stock options will have an exercise price equal to the fair market value of the Company’s common stock on the close of trading on October 31, 2006.

The Employment Agreement also provides for severance benefits in the event of an involuntary termination of Mr. Wrenn’s employment without cause, a voluntary termination of employment as a result of a constructive termination or the failure of the Company to obtain the assumption of the Addendum by any acquirer of the Company (a “Qualifying Termination”). With respect to a Qualifying Termination that is not in connection with a change in control, the Addendum provides for (i) a severance payment equal to 50% of Mr. Wrenn’s annual base salary less applicable withholding obligations, and (ii) continuation of health coverage by having the Company pay Mr. Wrenn’s COBRA premiums for up to 12 months. With respect to a Qualifying Termination that is in connection with a change in control and within the period beginning 2 months before and ending 12 months following the consummation of a change in control of Borland, the Employment Agreement provides for (i) a severance payment equal to 100% of Mr. Wrenn’s annual base salary less applicable withholding obligations, and (ii) continuation of health coverage by having the Company pay Mr. Wrenn’s COBRA premiums for up to 12 months.

Mr. Wrenn has agreed to be bound by the Company’s standard employee confidentiality and assignment of inventions agreement and will be required to execute a release in favor of the Company in order to receive a severance payment.

The description of the Employment Agreement in this Item 1.01 is qualified in its entirety by reference to the Employment Offer Letter and Addendum attached hereto as Exhibits 10.96 and 10.97.

Item 5.02 – Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

(c)(1)	On October 19, 2006, the Company announced that it had appointed Mr. Wrenn as the Company’s Senior Vice President and General Counsel of the Company, effective as of October 16, 2006.

(c)(2)	Prior to joining the Company, from November 2004 to October 2006, Mr. Wrenn, age 45, was Senior Vice President and General Counsel of Openwave Systems, Inc. (“Openwave”), a leading independent provider of software and related services for communications providers worldwide. At Openwave, Mr. Wrenn was responsible for the global legal organization and he counseled senior management and the board of directors on all legal matters, including corporate governance and reporting, Sarbanes-Oxley compliance, strategic transactions, intellectual property and various other legal matters. From June 1999 to September 2004, Mr. Wrenn served as the Vice President, Deputy General Counsel, International of Yahoo! Inc., where Mr. Wrenn oversaw the company’s international legal team and advised the company with respect to a broad range of legal matters, including international policies, intellectual property and risk management. Prior to Yahoo! Inc., Mr. Wrenn served as the Senior Corporate Counsel at Adobe Systems Incorporated. Mr. Wrenn holds a JD from Boalt School of Law, University of California, Berkeley and a BA from the University of Washington.

(c)(3)	See Item 1.01(a) (2) above, which is incorporated by reference herein in its entirety.

Item 9.01 – Financial Statements and Exhibits

(d) Exhibits.

Exhibit No.	Description

10.96	Employment Offer Letter between the Company and Greg Wrenn, dated September 7, 2006.

10.97	Addendum to Employment Offer Letter For Severance Benefits between the Company and Greg Wrenn, dated September 7, 2006.

99.1	Press Release of the Company, dated October 19, 2006.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BORLAND SOFTWARE CORPORATION

Date: October 19, 2006	By:	/s/ Tod Nielsen
	Name:	Tod Nielsen
	Title:	President and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description

10.96	Employment Offer Letter between the Company and Greg Wrenn, dated September 7, 2006.

10.97	Addendum to Employment Offer Letter For Severance Benefits between the Company and Greg Wrenn, dated September 7, 2006.

99.1	Press Release of the Company, dated October 19, 2006.